UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 8, 2014

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 361-2600 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a)            On September 8, 2014, the New York Stock Exchange ("NYSE") notified Cal Dive International, Inc. (the "Company") that the 30-trading-day average closing price of the Company's common stock had fallen below $1.00 per share, the minimum average share price required for continued listing of the Company's common stock on NYSE under Rule 802.01C of the NYSE Listed Company Manual.
As required by NYSE rules, the Company will notify the NYSE by September 22, 2014 of its intent to cure the share price deficiency and to return to compliance with this continued listing standard.
In order to return to compliance with this continued listing standard, the ending and 30-trading-day average share price of the Company's common stock must equal or exceed $1.00 by March 8, 2015 (six months from the Company's receipt of the notification, unless extended) or on the last trading day of any month prior to that date.  The Company is considering its available options to cure the share price deficiency and regain compliance and is pursuing various strategies to satisfy the continued listing standard.
On September 12, 2014, as required by NYSE rules, the Company issued a press release announcing that it had received the notification of non-compliance.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01                          Financial Statements and Exhibits.
(d)            The exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan Executive Vice President, General Counsel and Secretary

Date:   September 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cal Dive International, Inc. on September 12, 2014, entitled "Cal Dive Receives Continued Listing Standards Notice from the New York Stock Exchange."